EXHIBIT 23






          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into WPS Resources Corporation's previously filed Registration Statement Files No. 33-35050, No. 33-47172, No. 33-61991, and
No. 33-65167, and Wisconsin Public Service Corporation's previously filed Registration Statement File No. 33-59460.



                                           ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
March 7, 1997

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